CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-180494, 333-180495, 333-206162 and 333-229795 on Form S-8, and to the use of our reports dated February 21, 2024, relating to the financial statements of Pan American Silver Corp. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 40-F for the year ended December 31, 2023.

/s/ Deloitte LLP
Chartered Professional Accountants
Vancouver, Canada
March 26, 2024